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                        [LETTERHEAD OF CORBIN & WERTZ]

March 27, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Form 12b-25 of Dycam, Inc.


We have read Part III of Form 12b-25 as filed by Dycam, Inc. related to its Form 10-KSB for the period ended December 31, 1997 and are in agreement with the statement contained therein.


/s/ Corbin & Wertz

CORBIN & WERTZ